                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the previously filed Registration Statements of AutoNation, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667, 333-23415, 333-29217, 333-35749 and 333-44611), Forms S-4
(Registration Nos. 333-17915 and 333-41505) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265, 333-42891, 333-56967 and
333-90819).





ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    March 27, 2000.